Exhibit (a)(1)(b)

Letter of Transmittal

To Tender Shares of Common Stock

Pursuant to the Offer to Purchase, dated September 2, 2021

by

Safeguard Scientifics, Inc.

of

Up to $35,000,000 in Value of Shares of its Common Stock, $.10 Par Value Per Share (“shares”),

At a Purchase Price Not Less Than $7.90 Nor Greater Than $9.00 Per Share

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON OCTOBER 1, 2021, UNLESS THE TENDER OFFER IS EXTENDED.

The depositary for the tender offer is:

By First Class Mail	By Registered or Overnight Delivery
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021

THIS FORM SHOULD BE COMPLETED, SIGNED AND SENT TOGETHER WITH ALL OTHER DOCUMENTS, INCLUDING YOUR ORIGINAL CERTIFICATES FOR COMMON STOCK, TO COMPUTERSHARE INC. AND ITS WHOLLY OWNED SUBSIDIARY, COMPUTERSHARE TRUST COMPANY, N.A. (THE “DEPOSITARY”) AT ONE OF THE ADDRESSES SET FORTH ABOVE BEFORE THE TENDER OFFER EXPIRES. DELIVERY OF THIS LETTER OF TRANSMITTAL OR OTHER DOCUMENTS TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO SAFEGUARD SCIENTIFICS, INC. (“SAFEGUARD”), GEORGESON SECURITIES CORPORATION (THE “DEALER MANAGER”), GEORGESON LLC (THE “INFORMATION AGENT”) OR THE DEPOSITORY TRUST COMPANY (THE “BOOK ENTRY TRANSFER FACILITY”) WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY.

DESCRIPTION OF SHARES TENDERED

Please fill in. Attach separate sheet if needed. (See Instructions 3 and 4)

Name(s) and Address(es) of Registered Holder(s) (If there is any error in the name or address shown below, please make the necessary corrections. If blank, please fill in exactly as name(s) appear(s) on certificate(s))	Certificate(s) Tendered (Attach and sign additional list if necessary)

Certificate Number(s)*	Number of Shares Represented by Certificate(s)*	Number of Shares Tendered**	Number of Shares Represented by Book-Entry

Total Shares

Indicate in this box the order (by certificate number) in which shares are to be purchased in the event of proration (attach additional signed list if necessary) (See Instruction 7):***

1st:        2nd:        3rd:        4th:        5th:        6th:

*          Need not complete if shares are delivered by book-entry transfer.

**       If you desire to tender fewer than all shares evidenced by any certificate(s) listed above, please indicate in this column the number of shares you wish to tender. Otherwise, all shares evidenced by such certificate(s) will be deemed to have been tendered. See Instruction 4.

***     If you do not designate an order and Safeguard purchases less than all shares tendered due to proration, the depositary will select the shares that Safeguard will purchase. See Instruction 7.

VOLUNTARY CORPORATE ACTIONS COY: SFE

You should read this letter of transmittal and the accompanying instructions before you complete it. Delivery of this letter of transmittal to an address other than one of those set forth above will not constitute a valid delivery. YOU MUST DELIVER THIS LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS TO THE DEPOSITARY BEFORE THE TENDER OFFER EXPIRES. Deliveries to Safeguard, the Transfer Agent, the Information Agent or the book-entry transfer facility will not be forwarded to the depositary and therefore will not constitute valid delivery to the depositary.

WHEN THIS LETTER OF TRANSMITTAL SHOULD BE USED

You should complete this letter of transmittal only if:

-	You hold shares that you are tendering in Direct Registration (“DRS”) at Computershare Trust Company, N.A., the transfer agent (“Computershare”), which is a book-entry position at Computershare, or you hold certificates representing shares that you are tendering. If you hold certificates, such original certificates will need to be included with this letter of transmittal (or the certificates will be delivered pursuant to a notice of guaranteed delivery you have previously sent to the depositary); or

-	You are concurrently tendering shares by book-entry transfer to the account maintained by the depositary at the book-entry transfer facility pursuant to Section 3 of the offer to purchase and you are not using an agent’s message (as defined in Instruction 2). Delivery of the documents to the book-entry transfer facility will not constitute delivery to the depositary.

If you want to tender your shares into the tender offer but (1) your certificates are not immediately available, (2) you cannot deliver all documents required by this letter of transmittal to the depositary before the tender offer expires or (3) you cannot comply with the procedure for book-entry transfer on a timely basis, you can still tender your shares if you comply with the guaranteed delivery procedure set forth in Section 3 of the offer to purchase. See Instruction 2.

BEFORE COMPLETING THIS LETTER OF TRANSMITTAL, YOU SHOULD READ THIS LETTER OF TRANSMITTAL AND THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

☐	Check here if you are delivering tendered shares pursuant to a notice of guaranteed delivery that you previously sent to the depositary. Enclose a photocopy of your notice of guaranteed delivery and complete the following:

Name(s) of Tendering Shareholder(s):

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution that Guaranteed Delivery:

☐	Check here if any certificates evidencing the shares you are tendering with this letter of transmittal have been lost, stolen, destroyed or mutilated. If you check this box, you must complete an affidavit of loss and return it with your letter of transmittal. You should call Computershare, the transfer agent, at (800) 736-3001 to get information about the requirements for replacement. You may be required to post a bond to secure against the risk that certificates may be subsequently recirculated. Please call Computershare immediately to obtain an affidavit of loss, to receive further instructions on how to proceed, and to determine whether you will need to post a bond, so that the timely processing of this letter of transmittal will not be impeded. See Instruction 16.

☐	Check here if you are a financial institution that is a participant in the book-entry transfer facility’s system and you are delivering the tendered shares by book-entry transfer to an account maintained by the depositary at the book-entry transfer facility, and complete the following:

Name(s) of Tendering Institution(s):

Account Number:

Transaction Code Number:

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

CHECK EXACTLY ONE BOX. IF YOU CHECK MORE THAN ONE BOX, OR IF YOU DO NOT

CHECK ANY BOX, YOU WILL HAVE FAILED TO PROPERLY TENDER ANY SHARES.

THE PRICE AT WHICH YOU ARE TENDERING SHARES

(See Instruction 5)

SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER: (See Instruction 5)

☐           The undersigned wants to maximize the chance of having Safeguard purchase all shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders shares at, and is willing to accept, the purchase price determined by Safeguard pursuant to the terms of the tender offer (the “Purchase Price”). This action could result in receiving a price per share as low as $7.90 per share.

– OR –

SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER: (See Instruction 5) By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned tenders shares at the price checked. This action could result in none of the shares being purchased if the Purchase Price is less than the price checked below. A shareholder who desires to tender shares at more than one price must complete a separate letter of transmittal for each price at which the shareholder tenders shares. You cannot tender the same shares at more than one price, unless you have previously properly withdrawn those shares tendered at a different price in accordance with Section 4 of the offer to purchase.

Price (in Dollars) Per Share At Which Shares Are Being Tendered

☐ $7.90               ☐ $8.50

☐ $8.00               ☐ $8.60

☐ $8.10               ☐ $8.70

☐ $8.20               ☐ $8.80

☐ $8.30               ☐ $8.90

☐ $8.40               ☐ $9.00

You WILL NOT have properly tendered your shares unless you check ONE AND ONLY ONE BOX IN THIS FRAME

ODD LOTS

(See Instruction 6)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.

On the date hereof, the undersigned either (check ONE box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares and is tendering all of those shares, or

☐	is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owner(s) thereof, shares with respect to which it is the record holder, and (ii) believes, based upon representations made to it by such beneficial owner(s), that each such person was the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such shares.

In addition, the undersigned is tendering shares either (check ONE box):

☐	at the Purchase Price, which will be determined by Safeguard in accordance with the terms of the tender offer (persons checking this box should check the box under the heading “Shares Tendered at Price Determined Pursuant to the Tender Offer” above), or

☐	at the price per share indicated under the heading “Shares Tendered at Price Determined by Shareholder.”

CONDITIONAL TENDER

(See Instruction 11)

A tendering shareholder may condition his, her or its tender of shares upon Safeguard purchasing a specified minimum number of the shares tendered, as described in Section 6 of the offer to purchase. Unless Safeguard purchases at least the minimum number of shares you indicate below pursuant to the terms of the tender offer, Safeguard will not purchase any of the shares tendered below. It is the tendering shareholder’s responsibility to calculate that minimum number and each shareholder should consult his, her or its own tax advisor in doing so. Unless you check the box immediately below and specify, in the space provided, a minimum number of shares that Safeguard must purchase from you if Safeguard purchases any shares from you, Safeguard will deem your tender offer unconditional.

☐	The minimum number of shares that Safeguard must purchase from me, if Safeguard purchases any shares from me, is: shares.

If, because of proration, Safeguard will not purchase the minimum number of shares from you that you designate, Safeguard may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his, her or its shares. To certify that you are tendering all of your shares, check the box below.

☐	The tendered shares represent all shares held by the undersigned.

SPECIAL PAYMENT INSTRUCTIONS

(See Instructions 1 and 10)

Complete this box ONLY if the check for the aggregate Purchase Price of shares purchased (less the amount of any applicable U.S. federal withholding tax) and any certificate for shares not tendered or not purchased are to be issued in the name of someone other than the undersigned or to the undersigned at an address other than that shown below the undersigned’s signature(s).

Name:

(Please Print)

Address:

(Include Zip Code)

(Taxpayer Identification or Social Security Number)

(See Substitute IRS Form W-9 Included Herewith or the Applicable IRS Form W-8)

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 1 and 10)

Complete this box ONLY if the check for the aggregate Purchase Price of shares purchased (less the amount of any applicable U.S. federal withholding tax) and any certificate for shares not tendered or not purchased are to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown below the undersigned’s signature(s).

Name:

(Please Print)

Address:

(Include Zip Code)

(Taxpayer Identification or Social Security Number)

(See Substitute IRS Form W-9 Included Herewith or the Applicable IRS Form W-8)

Ladies and Gentlemen:

The undersigned hereby tenders to Safeguard Scientifics, Inc., a Pennsylvania corporation (“Safeguard”), the above-described shares of Safeguard’s common stock, $.10 par value per share. Unless otherwise indicated, all references to shares are to shares of Safeguard’s common stock, $.10 par value per share.

The tender of the shares is being made at the price per share indicated in this letter of transmittal, net to the seller of such shares in cash, less applicable withholding taxes and without interest, on the terms and subject to the conditions set forth in Safeguard’s offer to purchase, dated September 2, 2021, receipt of which is hereby acknowledged, and this letter of transmittal (which together, as they may be amended or supplemented from time to time, constitute the “tender offer”).

Subject to and effective upon acceptance for payment of, and payment for, shares tendered with this letter of transmittal in accordance with, and subject to, the terms of the tender offer, the undersigned hereby (1) sells, assigns and transfers to or upon the order of Safeguard all right, title and interest in and to all of the shares that are being tendered, which are so accepted and paid for; (2) orders the registration of any shares tendered by book-entry transfer that are purchased under the tender offer to or upon the order of Safeguard; and (3) irrevocably constitutes and appoints Safeguard the true and lawful agent and attorney-in-fact of the undersigned with respect to such shares, with full power of substitution (such power of attorney being an irrevocable power coupled with an interest in the shares tendered by this letter of transmittal), to perform the following functions:

(a)	deliver original certificates representing the shares or transfer ownership of such shares on the account books maintained by The Depository Trust Company (the “book-entry transfer facility”), together in either such case with all accompanying evidence of transfer and authenticity, to or upon the order of Safeguard, upon receipt by the depositary, of the Purchase Price with respect to such shares;

(b)	present the shares for cancellation and transfer on the books of Safeguard and Computershare, as transfer agent; and

(c)	receive all benefits and otherwise exercise all rights of beneficial ownership of such shares, subject to the next paragraph, all in accordance with the terms of the tender offer.

The undersigned understands that Safeguard will, upon the terms and subject to the conditions of the tender offer, determine a single per share price, not less than $7.90 nor greater than $9.00 per share (the “Purchase Price”), which it will pay for shares properly tendered and not properly withdrawn pursuant to the tender offer, taking into account the total number of shares so tendered and the prices specified by the tendering shareholders. The undersigned understands that Safeguard will select the lowest purchase price within the indicated range that will allow it to purchase $35,000,000 in value of shares, or a lower amount depending on the number of shares that are properly tendered and not properly withdrawn prior to the expiration of the tender offer. The undersigned understands that if, based on the purchase price determined by Safeguard, shares having an aggregate value of less than $35,000,000 are properly tendered and not properly withdrawn, then Safeguard will buy all of the shares that were properly tendered and not properly withdrawn. The undersigned further understands that Safeguard reserves the right to purchase more than $35,000,000 in value of shares pursuant to the tender offer, subject to certain limitations and legal requirements described in the offer to purchase. Safeguard will purchase all shares properly tendered and not properly withdrawn at or below the Purchase Price, subject to the conditions of the tender offer and the “odd lot” priority, proration and conditional tender provisions described in the offer to purchase. The undersigned understands that all shareholders whose shares are purchased by Safeguard will receive the same purchase price for each share purchased in the tender offer.

The undersigned hereby covenants, represents and warrants to Safeguard that:

(a)	the undersigned has a “net long position” in the shares or equivalent securities at least equal to the shares tendered within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is tendering the shares in compliance with Rule 14e-4 under the Exchange Act;

(b)	has full power of authority to tender, sell, assign and transfer the shares tendered hereby;

(c)	when and to the extent Safeguard accepts the shares for purchase, Safeguard will acquire good and marketable title to them, free and clear of all security interests, liens, restrictions, claims, charges, encumbrances, conditional sales agreements or other obligations relating to their sale or transfer, and the shares will not be subject to any adverse claims or rights;

(d)	the undersigned will, on request by the depositary or Safeguard, execute and deliver any additional documents deemed by the depositary or Safeguard to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered hereby and accepted for purchase; and

(e)	the undersigned has read and agrees to all of the terms of the tender offer.

The undersigned understands that tendering of shares under any one of the procedures described in Section 3 of the offer to purchase and in the Instructions to this letter of transmittal will constitute an agreement between the undersigned and Safeguard upon the terms and subject to the conditions of the tender offer. The undersigned acknowledges that under no circumstances will Safeguard pay interest on the Purchase Price.

The undersigned recognizes that, under certain circumstances set forth in the offer to purchase, Safeguard may terminate or amend the tender offer or may postpone the acceptance for payment of, the purchase of or the payment for, shares tendered, or may accept for payment fewer than all of the shares tendered hereby, in each case subject to Rule 13e-4(f) under the Exchange Act. The undersigned understands that certificate(s) for any shares not tendered or not purchased will be returned to the undersigned at the address indicated above.

The names and addresses of the registered holders should be printed, if they are not already printed above, exactly as they appear on the certificates representing shares tendered hereby. The certificate numbers, the number of shares represented by such certificates, and the number of shares that the undersigned wishes to tender, as applicable, should be set forth in the appropriate boxes above.

Unless otherwise indicated under “Special Payment Instructions”, please issue the check for the aggregate Purchase Price of any shares purchased (less the amount of any applicable U.S. federal withholding tax), and return any shares not tendered or not purchased, in the name(s) of the undersigned. Similarly, unless otherwise indicated under “Special Delivery Instructions”, please mail the check for the aggregate Purchase Price of any shares purchased (less the amount of any applicable U.S. federal withholding tax), and any certificates for shares not tendered or not purchased (and accompanying documents as appropriate) to the undersigned at the address shown below the undersigned’s signature(s). In the event that both the “Special Payment Instructions” and the “Special Delivery Instructions” are completed, please issue the check for the aggregate Purchase Price of any shares purchased (less the amount of any applicable U.S. federal withholding tax) and return any shares not tendered or not purchased in the name(s) of, and mail said check and any certificates to, the person(s) so indicated.

The undersigned recognizes that Safeguard has no obligation, under the Special Payment Instructions, to transfer any certificate for shares from the name of its registered holder, or to order the registration or transfer of shares tendered by book-entry transfer.

All authority conferred or agreed to be conferred in this letter of transmittal will not be affected by, and shall survive, the death or incapacity of the undersigned and all authority conferred or agreed to be conferred by delivery of this letter of transmittal will be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the undersigned. Except as stated in the offer to purchase, this tender offer is irrevocable.

SHAREHOLDER(S) SIGN HERE

(See Instructions 1 and 8)

(Please Complete Substitute IRS Form W-9 or the applicable IRS Form W-8)

Must be signed by registered holder(s) exactly as name(s) appear(s) on share certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by share certificates and documents transmitted herewith. If a signature is by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney-in-fact, officer of a corporation, agent or other person acting in a fiduciary or representative capacity, please provide full title and see Instruction 8.

Sign Here:

Sign Here:

Signature(s) of Shareholder(s)

Dated:

Name(s):

(Please Print)

Capacity (full title):

Address:

(Please Include Zip Code)

(Area Code) Telephone Number:

Taxpayer Identification or Social Security No.:

GUARANTEE OF SIGNATURE(S)

(If Required, See Instruction 1 and 8)

Authorized Signature:

Name(s):

Name of Firm:

Address:

Address Line 2:

(Area Code) Telephone No.:

Dated:

INSTRUCTIONS TO LETTER OF TRANSMITTAL

Forming Part of the Terms and Conditions of the Tender Offer

1.       Guarantee of Signatures. Except as otherwise provided in this Instruction, all signatures on this letter of transmittal must be guaranteed by a financial institution that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is an “eligible guarantor institution” as such term is defined in Rule 17Ad-15 under the Exchange Act (an “Eligible Institution”). Signatures on this letter of transmittal need not be guaranteed if either (a) this letter of transmittal is signed by the registered holder(s) of the shares (which term, for purposes of this letter of transmittal, shall include any participant in the book-entry transfer facility whose name appears on a security position listing as the owner of the shares) exactly as the name(s) of the registered holder(s) appear on the share certificates tendered herewith and such holder(s) have not completed either the box captioned “Special Payment Instructions” or “Special Delivery Instructions” in this letter of transmittal, or (b) such shares are tendered for the account of an Eligible Institution. See Instruction 8. You may also need to have any certificates you deliver endorsed or accompanied by a stock power, and the signatures on these documents may also need to be guaranteed. See Instruction 8.

2.       Delivery of Letter of Transmittal and Certificates; Guaranteed Delivery Procedures. You should use this letter of transmittal only if you are (a) holding shares that you are tendering in Direct Registration (DRS) at Computershare, which is a book-entry position at Computershare, (b) holding certificates representing shares that you are tendering and forwarding such certificates with this letter of transmittal, (c) causing the shares to be delivered by book-entry transfer pursuant to the procedures set forth in Section 3 of the offer to purchase, or (d) delivering certificates or causing shares to be delivered by book-entry transfer procedures under a notice of guaranteed delivery previously sent to the depositary. For your shares to be properly tendered, EITHER (1) OR (2) below must happen:

(1)       The depositary must receive all of the following at one of its addresses set forth above in this letter of transmittal before or on the date the tender offer expires:

•	either (a) the original certificate(s) representing the tendered shares, or (b) in the case of tendered shares delivered in accordance with the procedures for book-entry transfer described in Section 3 of the offer to purchase, a confirmation of receipt of the shares,

•	either (a) a properly completed and duly executed letter of transmittal, including any required signature guarantees, or (b) an “agent’s message” (as defined in this Instruction 2) in the case of a book-entry transfer, and

•	any other documents required by this letter of transmittal.

(2)       You must comply with the guaranteed delivery procedure set forth below.

The term “agent’s message” means a message transmitted by the book-entry transfer facility to, and received by, the depositary, which states that the book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the shares that the participant has received and agrees to be bound by the terms of the letter of transmittal and that Safeguard may enforce this agreement against the participant.

Guaranteed Delivery. If your share certificates are not immediately available or you cannot deliver your share certificates to the depositary before the expiration of the tender offer, or the procedure for book-entry transfer cannot be completed before the expiration of the tender offer, or if time will not permit all required documents to reach the depositary before the expiration of the tender offer, you may nevertheless tender your shares, pursuant to the guaranteed delivery procedure described in Section 3 of the offer to purchase. To comply with the guaranteed delivery procedure, you must (1) make the tender by or through an Eligible Institution, (2) arrange for the depositary to receive by mail or overnight courier, before the expiration date, a properly completed and duly executed notice of guaranteed delivery, in the form provided by Safeguard, specifying the price at which you are tendering shares, including (where required) signature guarantees by an Eligible Institution in the form set forth in such notice of guaranteed delivery, and (3) ensure that the depositary receives at the address listed on the cover page of this letter of transmittal the share certificates, in proper form for transfer, or confirmation of book-entry transfer of the shares into the depositary’s account at the book-entry transfer facility, together with this properly completed and duly executed letter of transmittal, and including any required signature guarantees, or an agent’s message, and any other documents required by this letter of transmittal, within two (2) NYSE trading days after the date of receipt by the depositary of the notice of guaranteed delivery, all as provided in Section 3 of the offer to purchase.

The notice of guaranteed delivery must be delivered by mail or overnight courier to the depository and must include, if necessary, a guarantee by an eligible guarantor institution in the form set forth in such notice. For shares to be tendered properly under the guaranteed delivery procedure, the depositary must receive the notice of guaranteed delivery before the expiration date.

The method of delivery of all documents, including the letter of transmittal and certificates for shares, is at the option and risk of the tendering shareholder. If you choose to deliver the documents by mail, we recommend that you use registered mail with return receipt requested, properly insured. In all cases, please allow sufficient time to ensure delivery.

Except as specifically permitted by Section 6 of the offer to purchase, Safeguard will not accept any alternative, conditional or contingent tenders, nor will it purchase any fractional shares. By executing this letter of transmittal, you waive any right to receive any notice of the acceptance for payment of your tendered shares.

3.       Inadequate Space. If the space provided in the box captioned “Description of Shares Tendered” is inadequate, then you should list the certificate numbers, the number of shares represented by the certificate(s) and the number of shares tendered with respect to each certificate on a separate signed schedule attached to this letter of transmittal.

4.       Partial Tenders and Unpurchased Shares (not applicable to shareholders who tender by book-entry transfer or hold shares in DRS at Computershare). If you wish to tender fewer than all of the shares evidenced by any certificate(s) that you deliver to the depositary, fill in the number of shares that you wish to tender in the column entitled “Number of Shares Tendered.” In this case, if Safeguard purchases some but not all of the shares that you tender, Safeguard will issue shares promptly after the expiration of the tender offer, but does not expect to announce the results of the proration and begin paying for tendered shares until at least four (4) business days after the expiration of the tender offer. Unless you indicate otherwise, all shares represented by the certificate(s) listed and delivered to the depositary will be deemed to have been tendered. Shares tendered and not purchased, including all shares tendered at prices greater than the purchase price and shares that we do not accept for purchase due to proration or conditional tenders, will be returned to the tendering shareholder, or, in the case of shares (i) tendered by book-entry transfer, will be credited to the account maintained with the book-entry transfer facility by the participant therein who so delivered the shares, at Safeguard’s expense, promptly after the expiration date or termination of the tender offer without expense to the tendering shareholders, or (ii) held in Direct Registration (DRS) at Computershare, will be credited to the account maintained by Computershare, at Safeguard’s expense, promptly after the expiration date or termination of the tender offer without expense to the tendering shareholders. Under no circumstances will Safeguard pay interest on the purchase price regardless of any delay in making the payment.

5.       Indication of Price at Which Shares are Being Tendered. In order to properly tender your shares, you must complete the pricing section of this letter of transmittal by checking either:

(a)       the box under “SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER” in order to maximize the chance of having Safeguard purchase all of the shares that you tender (subject to the possibility of proration); OR

(b)       one of the boxes indicating the price per share at which you are tendering shares in the section entitled “SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER.”

TO TENDER SHARES PROPERLY, YOU MUST CHECK ONE, AND ONLY ONE, BOX. If you want to tender portions of your shares at different prices, you must complete a separate letter of transmittal for each portion of your shares that you want to tender at a different price. The same shares cannot be tendered (unless first properly withdrawn in accordance with Section 4 of the offer to purchase) at more than one price. If you specify more than one price on a single letter of transmittal, or if you fail to check any price at all, you will not have properly tendered your shares.

By checking the box under “Shares Tendered at Price Determined Pursuant to the Tender Offer,” you agree to accept the Purchase Price resulting from the tender offer process, which may be as high as $9.00 and as low as $7.90 per share. By checking a box under “Shares Tendered at Price Determined by Shareholder,” you acknowledge that doing so could result in none of the shares you tender being purchased if the Purchase Price for the shares turns out to be less than the price you selected.

6.       Odd Lots. As described in Section 1 of the offer to purchase, if Safeguard purchases fewer than all shares properly tendered before the expiration of the tender offer and not properly withdrawn, Safeguard will first purchase all shares tendered by any shareholder who (a) owns, beneficially or of record, an aggregate of fewer than 100 shares and so certifies in the appropriate place on this letter of transmittal and, if applicable, on the notice of guaranteed delivery, and (b) tenders all of his, her or its shares owned beneficially or of record at or below the Purchase Price and in accordance with the procedures described in Section 3 of the offer to purchase. You will only receive this preferential treatment if you own fewer than 100 shares and tender ALL of the shares you own at or below the Purchase Price. Even if you otherwise qualify for “odd lot” preferential treatment, you will not receive such preference unless you complete the section entitled “Odd Lots” in this letter of transmittal.

7.       Order of Purchase in the Event of Proration. As described in Section 1 of the offer to purchase, shareholders may specify the order in which their shares are to be purchased in the event that, as a result of proration or otherwise, Safeguard purchases some but not all of the tendered shares pursuant to the terms of the tender offer. The order of purchase may have an effect on the U.S. federal income tax treatment of any gain or loss on the shares that Safeguard purchases. See Sections 1, 6 and 14 of the offer to purchase.

8.       Signatures on Letter of Transmittal, Stock Powers and Endorsements.

(a)       Exact Signatures. If this letter of transmittal is signed by the registered holder(s) of the shares tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without any change whatsoever.

(b)       Joint Holders. If the shares tendered hereby are registered in the names of two or more persons, ALL such persons must sign this letter of transmittal.

(c)       Different Names on Certificates. If any tendered shares are registered in different names on several certificates, you must complete, sign and submit as many separate letters of transmittal as there are different registrations of certificates.

(d)       Endorsements. If this letter of transmittal is signed by the registered holder(s) of the shares tendered hereby, no endorsements of certificate(s) representing such shares or separate stock powers are required unless payment of the Purchase Price is to be made, or the certificates for shares not tendered or tendered but not purchased are to be issued, to a person other than the registered holder(s). Signature(s) on stock powers must be guaranteed by an Eligible Institution.

If this letter of transmittal is signed by a person other than the registered holder(s) of the shares tendered hereby, or if payment is to be made to a person other than the registered holder(s), the certificate(s) for the shares must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on the certificate(s) for such shares, and the signature(s) on such certificates or stock power(s) must be guaranteed by an Eligible Institution. See Instruction 1.

If this letter of transmittal or any certificate or stock power is signed by an executor, administrator, trustee, guardian, attorney-in-fact, officer of a corporation, agent or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit to the depositary evidence satisfactory to Safeguard that such person has authority so to act.

9.       Stock Transfer Taxes. Except as provided in this Instruction 9, no stock transfer tax stamps or funds to cover such stamps need to accompany this letter of transmittal. Safeguard will pay or cause to be paid any stock transfer taxes payable on the transfer to it of shares purchased under the tender offer. If, however:

(a)       payment of the Purchase Price is to be made to any person other than the registered holder(s);

(b)       certificate(s) for shares not tendered or tendered but not purchased are to be returned in the name of and to any person other than the registered holder(s) of such shares; or

(c)       tendered certificates are registered in the name of any person(s) other than the person(s) signing this letter of transmittal,

then the amount of all stock transfer taxes, if any (whether imposed on the registered holder or the other person), payable on account of the transfer to the person will be the responsibility of the transferor and satisfactory evidence of the payment of the stock transfer taxes, or exemption from payment of the stock transfer taxes, will need to be submitted with this letter of transmittal.

10.       Special Payment and Delivery Instructions. If any of the following conditions holds:

(a)       check(s) for the Purchase Price of any shares purchased pursuant to the tender offer are to be issued to a person other than the person(s) signing this letter of transmittal;

(b)       check(s) for the Purchase Price are to be sent to any person other than the person signing this letter of transmittal, or to the person signing this letter of transmittal, but at a different address; or

(c)       certificates for any shares not tendered, or tendered but not purchased, are to be returned to and in the name of a person other than the person(s) signing this letter of transmittal, then, in each such case, you must complete the boxes captioned “Special Payment Instructions” and/or “Special Delivery Instructions,” as applicable, in this letter of transmittal and make sure that the signatures herein are guaranteed as described in Instructions 1 and 8.

11.       Conditional Tenders. As described in Sections 1 and 6 of the offer to purchase, shareholders may tender shares subject to the condition that Safeguard must purchase a specified minimum number of the shareholder’s shares tendered pursuant to this letter of transmittal if Safeguard purchases any shares tendered. If you wish to make a conditional tender, you must so indicate in the box entitled “Conditional Tender” in this letter of transmittal and, if applicable, the notice of guaranteed delivery; and you must indicate, in the space provided, the minimum number of shares that Safeguard must purchase if Safeguard purchases any shares.

As discussed in Sections 1 and 6 of the offer to purchase, proration may affect whether Safeguard accepts conditional tenders. Proration may result in all of the shares tendered pursuant to a conditional tender being deemed to have been withdrawn, if Safeguard could not purchase the minimum number of shares required to be purchased by the tendering shareholder due to proration. If, because of proration, Safeguard will not purchase the minimum number of shares that you designate, Safeguard may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all of your shares and must have checked the box so indicating. Upon selection by random lot, if any, Safeguard will limit its purchase in each case to the designated minimum number of shares.

If you are an “odd lot” holder and you tender all of your shares, you cannot conditionally tender since your shares will not be subject to proration.

All tendered shares will be deemed unconditionally tendered unless the “Conditional Tender” box is checked and appropriately completed. When deciding whether to tender shares conditionally, each shareholder should consult his, her or its own tax advisor.

12.       Taxpayer Identification Number and Certain U.S. Federal Withholding Taxes. Under U.S. federal income tax laws, the depositary generally will be required to backup withhold at the applicable statutory rate (currently 24%) from the gross amount of any payments made to certain shareholders or other payees pursuant to the tender offer. In order to avoid U.S. federal backup withholding, each tendering shareholder that is a U.S. Holder (as defined in Section 14 of the offer to purchase) must provide the depositary with such shareholder’s correct taxpayer identification number and certify that the shareholder is not subject to U.S. federal backup withholding by completing the Substitute Internal Revenue Service (“IRS”) Form W-9, signed under penalties of perjury, set forth below. In certain circumstances, a person acting on behalf of a shareholder that is a U.S. Holder may be required to file an IRS Form W-8IMY or other applicable IRS form and all required attachments to establish that a payment to the shareholder is not subject to U.S. federal backup withholding.

If the depositary is not provided with correct information on the Substitute IRS Form W-9, the U.S. Holder may be subject to penalties imposed by the IRS and payments that are made to such shareholder pursuant to the tender offer may be subject to backup withholding.

In order to satisfy the depositary that a Non-U.S. Holder (as defined in Section 14 of the offer to purchase) is not subject to U.S. federal backup withholding, such shareholder must submit an appropriate IRS Form W-8, signed under penalties of perjury, establishing that such Non-U.S. Holder is not a U.S. person. IRS Forms W-8 can be obtained from the depositary or at www.irs.gov. Please read the further information below in this section with regard to the 30% U.S. federal withholding tax that can apply to Non-U.S. Holders.

For further information concerning U.S. federal backup withholding and instructions for completing the Substitute IRS Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Substitute IRS Form W-9 if shares are held in more than one name), consult the Instructions for IRS Form W-9, available at www.irs.gov.

Failure to complete the Substitute IRS Form W-9 or the applicable IRS Form W-8 will not, by itself, cause shares to be deemed improperly tendered, but may require the depositary to withhold 24% of the amount of any payments made pursuant to the tender offer. U.S. federal backup withholding is not an additional U.S. federal income tax. Rather, the U.S. federal income tax liability of a person subject to U.S. federal backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, the taxpayer may obtain a refund, provided that the required information is furnished to the IRS.

NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE IRS FORM W-9 MAY RESULT IN U.S. FEDERAL BACKUP WITHHOLDING OF 24% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE TENDER OFFER. PLEASE REVIEW THE INSTRUCTIONS FOR IRS FORM W-9, AVAILABLE AT WWW.IRS.GOV, FOR ADDITIONAL DETAILS.

In addition, as described in Sections 3 and 14 of the offer to purchase, the depositary generally will treat payments made to Non-U.S. Holders pursuant to the tender offer as taxable dividends from a source within the United States. Accordingly, in compliance with U.S. federal income tax laws, the depositary will withhold 30% of gross proceeds payable to a Non-U.S. Holder unless the Non-U.S. Holder provides the depositary with (1) a properly executed IRS Form W-8BEN (or other applicable IRS Form W-8) certifying that it is entitled to a reduced rate of withholding pursuant to an income tax treaty or (2) a properly executed IRS Form W-8ECI certifying that it is exempt from withholding because such gross proceeds are effectively connected with the conduct of a trade or business in the United States. Furthermore, a Non-U.S. Holder that is not an individual must also include any applicable certifications, identification numbers and other required information in its IRS Form W-8 to establish that such Non-U.S. Holder is exempt from withholding under Sections 1471-1474 of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as FATCA, or such Non-U.S. Holder will be subject to a U.S. federal income tax equal to 30% of the gross proceeds to be paid to such Non-U.S. Holder (which gross proceeds generally are being characterized as dividend distributions for withholding purposes), regardless of whether such Non-U.S. Holder otherwise is entitled to a reduced rate of withholding under a tax treaty. Amounts withheld under FATCA with respect to income that is also subject to the general U.S. federal withholding tax, discussed above, will be applied against and reduce the amount of such other withholding required.

As noted above, a shareholder can obtain applicable IRS Forms W-8 from the depositary or at www.irs.gov. For further information regarding IRS Forms W-8, consult the Instructions for IRS Forms W-8, available at www.irs.gov.

A Non-U.S. Holder may be eligible to file for a refund of such tax or a portion of such tax if such shareholder meets the “complete termination”, “substantially disproportionate” or “not essentially equivalent to a dividend” tests described in Section 14 of the offer to purchase that would characterize the exchange as a sale (as opposed to a dividend) with respect to which the Non-U.S. Holder is not subject to tax or is otherwise able to establish that no tax or a reduced amount of tax is due.

Non-U.S. Holders should consult their own tax advisors regarding the tax consequences to them of participating in the tender offer, including the application of U.S. federal tax withholding, their potential eligibility for a withholding tax reduction or exemption, and the refund procedure.

ANY U.S. FEDERAL TAX ADVICE CONTAINED IN THIS LETTER OF TRANSMITTAL IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING U.S. FEDERAL TAX PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER. ANY SUCH ADVICE IS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS DESCRIBED IN THIS LETTER OF TRANSMITTAL. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

13.       Irregularities. Safeguard will determine, in its sole discretion, all questions as to the number of shares to accept, the Purchase Price and the validity, form eligibility (including time of receipt) and acceptance for payment of any tender of shares, and such determination will be final and binding on all persons participating in the tender offer, subject to such tender offer participants disputing such determination in a court of competent jurisdiction. Safeguard reserves the absolute right to reject any or all tenders of any shares that it determines are not in proper form or the acceptance for payment of or payment for which or payment for which Safeguard determines may be unlawful. Safeguard also reserves the absolute right to waive any of the conditions of the tender offer and any defect or irregularity in any tender with respect to any particular shares or any particular shareholder, and Safeguard’s interpretation of the terms of the tender offer, including these instructions, will be final and binding on all persons participating in the tender offer, subject to such tender offer participants disputing such determination in a court of competent jurisdiction. No tender of shares will be deemed to be properly made until the shareholder cures, or Safeguard waives, all defects and irregularities. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as Safeguard shall determine. None of Safeguard, the depositary, the information agent, the dealer manager or any other person will be under any duty to give notification of any defects or irregularities in any tender or incur any liability for failure to give this notification.

14.       Questions; Requests for Assistance and Additional Copies. Please direct any questions or requests for assistance and any requests for additional copies of this offer to purchase, the letter of transmittal or the notice of guaranteed delivery to the information agent or the dealer manager at the respective telephone number or address set forth below. You may also contact your broker, dealer, commercial bank, trust company or nominee for assistance concerning the tender offer. Please contact the depositary to confirm delivery of shares.

15.       Stock Options and Stock Split. If you hold vested but unexercised options in Safeguard’s equity compensation plans, you may exercise such vested options in accordance with the terms of the applicable equity compensation plans and option agreements and tender the shares received upon such exercise in accordance with this tender offer. An exercise of an option cannot be revoked for any reason even if shares received upon the exercise thereof and tendered in the tender offer are not purchased in the tender offer. You must exercise your vested options at least five (5) business days prior to the expiration date (which, unless the tender offer is extended, will require you to exercise such option(s) no later than 5:00 p.m., Eastern Time, on September 24, 2021) in order to provide you with sufficient time to properly tender the shares in the tender offer.

If you were a holder of Safeguard’s common stock prior to the one-for-six reverse stock split of its common stock, which became effective on August 27, 2009, and you did not receive one new share of common stock for every six shares held prior to the effective time of the stock split, shares that you tender in the tender offer will be adjusted for the reverse stock split. You must tender your shares at least five (5) business days prior to the expiration date (which, unless the offer is extended, will require you to tender your shares no later than 5:00 p.m., Eastern Time, on September 24, 2021) in order to exchange your stock certificates for new book entry shares representing the appropriate number of shares of common stock resulting from the split and to provide you with sufficient time to properly tender the shares adjusted for the stock split in the tender offer.

16.       Lost or Destroyed Certificates. If any certificate representing any shares has been lost, stolen, misplaced or destroyed, you may contact Computershare, the transfer agent for the shares, at (800) 736-3001, for instructions as to obtaining replacement share certificate(s) at the address specified on the cover of this letter of transmittal. Computershare will require you to complete an affidavit of loss and return it to Computershare. The replacement share certificate(s) will then be required to be submitted, together with the letter of transmittal, in order to receive payment for shares that are tendered and accepted for payment. The shareholder may be required to post a bond to secure against the risk that the original share certificate may subsequently emerge.

This letter of transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed. We urge you to contact Computershare immediately in order to receive further instructions, for a determination as to whether you will need to post a bond, and to permit timely processing of this documentation.

Important: The depositary must receive this letter of transmittal (together with certificate(s) for shares or confirmation of book-entry transfer and all other required documents) and, if applicable, the notice of guaranteed delivery, before the expiration of the tender offer.

SUBSTITUTE IRS FORM W-9

SUBSTITUTE IRS Form W-9 Department of the Treasury Internal Revenue Service Request for Taxpayer Identification Number (TIN) And Certification	Name (as shown on your income tax return): Business Name/Disregarded Entity Name, if different than above: Address:

Check appropriate box:
	Individual/Sole Proprietor or Single-Member LLC	☐ C Corporation	☐ S Corporation ☐
	Partnership	☐ Trust/Estate	☐ Other (specify) ☐
	Limited Liability Company	☐ Enter tax classification (Corp./S Corp./Part.):

Part I. Please provide your taxpayer identification number (TIN) in the space at right. The TIN provided must match the name given on line 1 to avoid backup withholding. If awaiting a TIN, write “Applied For” in space at right and complete the Certificate of Awaiting Taxpayer Identification Number below.	SSN: OR EIN:
Exempt Payee Code, if any: Exemption from FATCA reporting code, if any:

Part II. Certification

Under penalties of perjury, I certify that:

(1)       The number shown on this form is my correct taxpayer identification number (or, as indicated, I am waiting for a number to be issued to me); and

(2)       I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interests or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)       I am a U.S. citizen or other U.S. person (defined in the instructions to the IRS Form W-9); and

(4)       The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is (are) correct.

Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest or dividends on your tax return.

Signature:   Date:  , 20

You must complete the following certificate if you wrote “applied for” in part I of this Substitute IRS Form W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that, notwithstanding the information I provided in Part II of the Substitute IRS Form W-9 (and the fact that I have completed this Certificate of Awaiting Taxpayer Identification Number), all reportable payments made to me hereafter will be subject to backup withholding until I provide a properly certified taxpayer identification number within 60 days of the date of this Substitute IRS Form W-9.

Signature: _____________________________________________________Date: _______________________

NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE IRS FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 24% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE TENDER OFFER. IN ADDITION, FAILURE TO PROVIDE SUCH INFORMATION MAY RESULT IN PENALTIES IMPOSED BY THE IRS. PLEASE REVIEW THE INSTRUCTIONS FOR IRS FORM W-9, AVAILABLE AT WWW.IRS.GOV, FOR ADDITIONAL DETAILS.

The letter of transmittal and certificates for shares and any other required documents should be sent or delivered by each tendering shareholder or its broker, dealer, commercial bank, trust company or other nominee to the depositary at one of its addresses set forth on the first page of this letter of transmittal.

Please direct any questions or requests for assistance and any requests for additional copies of the offer to purchase, this letter of transmittal or the notice of guaranteed delivery to the information agent or the dealer manager at the respective telephone number or address set forth below. You may also contact your broker, dealer, commercial bank, trust company or nominee for assistance concerning the tender offer. Please contact the depositary to confirm delivery of shares.

The information agent for the tender offer is:

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Shareholders, Banks and Brokers

Call Toll Free: (800) 676-0098

The dealer manager for the tender offer is:

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Shareholders, Banks and Brokers

Call Toll Free: (212) 440-9850